UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2007

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1800 Gateway Drive, Second Floor, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 571-1550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2007, Glu Mobile Inc. ("Glu") entered into a Sublease (the "Sublease") with Oracle USA, Inc. ("Sublessor") for office space at 2207 Bridgepointe Parkway, San Mateo, California (the "Premises"). Glu intends to use the Premises as its new corporate headquarters. The size of the Premises is approximately 52,067 square feet. The term of the Sublease runs from December 1, 2007 to July 31, 2012. The aggregate minimum lease commitment is $4.9 million. The Sublease also calls for additional payments for a portion of real estate taxes and operating expenses. Glu will pay Sublessor a security deposit of $177,027.80 for the Sublease and Sublessor has provided Glu with a tenant improvement allowance of up to $156,201.00. The effectiveness of the Sublease is conditioned on the written consent of the landlord, Sobrato Interests III.

The summary above is not intended to be complete and is qualified in its entirety by reference to the complete text of the Sublease attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Sublease dated as of August 22, 2007 between Oracle USA, Inc. and Glu Mobile Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

August 28, 2007	By:	/s/ Albert A. Pimentel

Name: Albert A. Pimentel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	Sublease dated as of August 22, 2007 between Oracle USA, Inc. and Glu Mobile Inc.